                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            Isco, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A - FEE BY WIRE TRANSFER.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                   Isco, Inc.
                              4700 Superior Street
                             Lincoln, Nebraska 68504


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held December 14, 1995

The annual meeting of shareholders of Isco, Inc. will be held at The Cornhusker Hotel, 333 South 13th Street, Lincoln, Nebraska on December 14, 1995 at 2:00 p.m. for the purpose of:

     1. The election, as Directors, of three persons listed in the accompanying Proxy Statement dated November 7, 1995.

     2. The approval of the Isco, Inc. Directors' Deferred Stock Compensation Plan.

     3. Whatever other business may properly be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on October 20, 1995 shall be entitled to notice of the meeting and to vote at the meeting.

In order to assure a quorum, all shareholders are urged to attend the meeting or to vote by proxy. In the event you are present at the meeting you may withdraw your proxy if you wish to do so, and vote in person.




                                   By Order of the Board of Directors





                                   Robert W. Allington
                                   Chairman and
                                   Chief Executive Officer

November 7, 1995

                                 PROXY STATEMENT
                                                                November 7, 1995
GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Isco, Inc. (the "Company") for use at the annual meeting of shareholders to be held on December 14, 1995. Shareholders of record at the close of business on October 20, 1995 are entitled to notice of and to vote at the meeting and any adjournment thereof.

This Proxy Statement was first mailed to shareholders on November 14, 1995.

As of the close of business on October 20, 1995, the Company had 5,351,931 shares of outstanding Common Stock, all of which are entitled to vote at the Annual Meeting.

Based upon the records of the Company, Robert W. Allington, 4700 Superior, Lincoln, NE 68504, owns 2,736,334 shares or 50.85 percent of the Company's outstanding Common stock plus presently exercisable stock options. Mr. Allington does not hold any stock options. Dimensional Fund Advisors, Inc. owned 400,651 shares at July 28, 1995.

Each share is entitled to one vote on each matter presented, except that in the election of Directors each shareholder shall have the right to vote the number of shares owned by him or her for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of his or her shares shall equal, or to distribute them on the same principle among as many candidates as he or she shall determine.

Proxies which are properly signed and returned will be voted at the meeting. Shareholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications the proxy will be voted for the election of the three nominees for Director and in accordance with the instructions of the Board of Directors as to any other matters. Shareholders who attend the meeting may vote in person even though they have voted by proxy. A proxy is revocable at any time before it is voted and a proxy is automatically revoked upon the giving of a subsequent proxy or by voting in person at the meeting. The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile or telegraph.

SHAREHOLDER PROPOSALS

In the event that any shareholder desires to submit a proposal for action at the 1996 meeting of shareholders, such proposal must be received at the Company's office at 4700 Superior Street, Lincoln, Nebraska 68504-1398, marked to the attention of the President or Secretary of the Company, no later than July 17, 1996. It is suggested that any shareholder desiring to submit a proposal, do so by Certified

Mail, Return Receipt Requested. Shareholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 1996 annual meeting of shareholders unless it otherwise complies with the requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.

1. ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of Directors shall be not more than nine, such number to be set annually by the Board of Directors. The Board of Directors has set such number at seven for 1996 and has nominated the three persons listed below for election as Directors to serve until December 11, 1997 or until their successors are duly elected and qualified.

The Bylaws also provide that the Directors shall be divided into classes and that there be two classes if the number of Directors is less than nine. The class of 1995 has a term expiring December 14, 1995 and the class of 1996 has a term expiring December 12, 1996. The Board of Directors has nominated Robert W. Allington, James L. Linderholm and Dale L. Young for a two-year term expiring December 11, 1997.

The proxy holders named in the proxy intend to vote "FOR" the election of the three nominees listed above unless authority to so vote is withheld. In the unexpected event that any nominees are unable to serve or for good cause will not serve as Directors, the proxy holders reserve the right to vote for such substitute nominees as are designated by the Board of Directors.

Following is a list of the names and ages of the three nominees, all are presently serving as Directors. Also listed are the four Directors whose terms expire in 1996. Included is the past five-year business history of each Director and nominee, the year in which each became a Director of the Company and the number and the percentage of outstanding shares of Common Stock of the Company beneficially owned by each as of October 20, 1995.


                                                                                 Common Stock
                                                                                  Beneficially
                                                                                   Owned as of
                                                                                 October 20, 1995
                                                                                 ----------------
                                                                         Number
Name of Individual                                   Director               of
Or Number in Group     Age     Employment History     Since              Shares(1)          Percent(2)
--------------------   ---    ---------------------- --------            ---------          ----------
                 Nominees for election (term expiring December 11, 1997)
                --------------------------------------------------------

Robert W. Allington   60    Chairman of the Board,         1959         2,736,334                 50.85
                            Chief Executive Officer
                            since 1959; President
                            1959 to October 5, 1995

James L. Linderholm   57    Chairman and President         1994             1,500                   .03
                            since 1986 and 1984,
                            respectively, HWS
                            Consulting Group, Inc.

Dale L. Young         67    Corporate Secretary            1966            48,426                   .90
                            since 1991; Retired
                            Executive Vice
                            President and Cashier
                            of FirsTier Bank, N.A.,
                            Lincoln, NE

               CLASS OF 1995 (TERM EXPIRES DECEMBER 12, 1996)
                ----------------------------------------------

Douglas M. Grant      49    President and Chief            1988            13,139                   .24
                            Operating Officer since
                            October 6, 1995; Vice
                            President August 31,
                            1989 to October 5, 1995;
                            Environmental Division
                            General Manager since
                            May 26, 1987

Robert B. Harris      50    Chairman, Harris               1994               617                   .01
                            Laboratories, Inc.,
                            since 1977; President,
                            Scientific Development
                            Corporation since 1979;
                            and Founder and Partner,
                            Harris Realty Partners
                            since 1987.

Harris Wagenseil      49    Vice President                 1994               500                   .01
                            Maintenance Operations
                            since 1991; Vice
                            President Supply &
                            Maintenance Operation
                            1991; Vice President
                            Supply 1991; Assistant
                            to the Chairman 1989;
                            all at Union Pacific
                            Railroad Co.


                                                                  4



Philip M. Wittig      61    Chief Financial                1967            37,152(3)                .69
                            Officer, Treasurer
                            since 1967



All Executive Officers and Directors as a group
(12) PERSONS                                                            2,939,676                 54.63
----------------------------------------------                          ---------                 -----


(1) Unless otherwise noted, all shares were held with sole investment and voting power.
(2) Percentage computed by dividing the number of shares owned including options presently exercisable under the 1985 Incentive Stock Option Plan by the total shares outstanding at October 20, 1995, including such number of presently exercisable options.
(3) Includes 644 shares as to which Philip M. Wittig has shared voting and investment power.

ADDITIONAL INFORMATION CONCERNING BOARD OF DIRECTOR

The Company's Board of Directors has not established a Nominating Committee.

The Audit Committee, during fiscal 1995, was comprised of Dale L. Young, Chairman; James Linderholm, Secretary; and Harris Wagenseil. All are independent members of the Board. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities with respect to accounting policies, reporting practices, and the sufficiency of the Company's annual audit. The Committee met once during fiscal year 1995.

The Compensation Committee, during fiscal 1995, was comprised of Dale L. Young, Chairman; Robert B. Harris, Secretary; Harris Wagenseil; and Robert W. Allington (a non-voting member). The Committee recommends to the Board the compensation programs and salaries for the officers and also acts as the stock option committee. The Committee met once during fiscal 1995.

The Board of Directors met 12 times in fiscal 1995. Robert Harris and Harris Wagenseil attended less than 75 percent of the total meetings of the Board and its committees held in fiscal 1995.

LIST OF CURRENT EXECUTIVE OFFICERS OF THE COMPANY

The following is a list of the names and ages of the current executive officers of the Company and their business history for the last five years.




                                                                 Year first
                                                                   became
                                                                  Executive
Name of Individual            Position and Principal Occupation  Officer of
Or Number in Group    Age           Since July 31, 1989          the Company
------------------    ---     ---------------------------------  -----------
Robert W. Allington   60      Chairman of the Board and Chief        1959
                              Executive Officer since 1959;
                              President 1959 to October 5, 1995

Vicki L. Benne        33      Controller and Chief Accounting        1991
                              Officer since October 21, 1989;
                              Tax Accountant June 6, 1988 to
                              October 20, 1989

Elie M. Dick          50      Vice President, Environmental          1993
                              Division Assistant General
                              Manager and Director of
                              Marketing, Sales, and Service
                              since December 16, 1993;
                              Environmental Division Director
                              of Marketing May 4, 1991 to
                              December 15, 1993; Director of
                              Business Development May 1, 1989
                              to May 3, 1991

Douglas M. Grant      49      President and Chief Operating          1987
                              Officer since October 6, 1995;
                              Vice President August 31, 1989
                              to October 5, 1995; Environmental
                              Division General Manager since
                              May 26, 1987

Martin Gurkin         63      Vice President and Separation          1989
                              Instruments Division Assistant
                              General Manager since July 18,
                              1991; Director of Separation
                              Sciences October 16, 1989; Vice
                              President Sales Marketing,
                              Universal Scientific Inc.
                              1987-1989

John J. Korab, Jr.    46      Vice President since                   1989
                              December 11,1989; Program
                              Manager, Ohmeda Division,
                              BOC Group, Inc. 1983-1989

Philip M. Wittig      61      Chief Financial Officer,               1967
                              Treasurer since 1967


EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation paid to the chief executive officer and the four other executive officers of the Company whose compensation exceeded $100,000 for the fiscal years ended July 30, 1993, July 29, 1994, and July 28, 1995.



                                                                    Long-term Compensation
                                                                 --------------------------------
                                   Annual Compensation                 Awards
                              -------------------------------- ---------------------
                                                      Other     Restricted  Payouts
                                                     Annual        Stock    Options/  LTIP       All Other
Name and Principal      Fiscal  Salary   Bonus    Compensation     Awards     SARs   Payouts   Compensation
Position                 Year    ($)     ($)(1)       ($)(2)         ($)      (#)      ($)         ($)(3)
-------------------      -----  ------    -----     ------------   ---------  -------  ------    ------------
Robert W. Allington      1995   205,076    --        6,600            --       --       --         5,051
Chairman and Chief       1994   205,264    --        6,250            --       --       --         7,058
Chief Executive          1993   196,614    --        6,950            --       --       --         6,178
Officer

Douglas M. Grant         1995   129,882    --        6,250            --       --       --         6,686
President and Chief      1994   129,882    --        6,250            --     40,000     --         6,503
Operating Officer        1993   123,537  17,623      6,600            --     11,500     --         6,500

Philip M. Wittig         1995   107,095    --        6,600            --       --       --         5,721
Chief Financial Officer  1994   107,095   8,000      6,250            --       --       --         5,847
and Treasurer            1993   104,861   5,000      6,600            --      2,300     --         5,105

Elie M. Dick             1995   105,075   3,778       --              --       --       --         5,434
Vice President           1994    95,844    --         --              --       --       --         4,655
                         1993    76,460   5,000       --              --      4,140     --         3,272

Martin Gurkin            1995   104,691   2,322       --              --       --       --         5,392
Vice President           1994    95,223      89       --              --       --       --         4,717
                         1993    92,960  14,088       --              --      4,600     --         4,689




(1) Bonuses represent amounts paid in the year shown for performance in the preceding year.

(2)  The annual director fees paid to the officers who are also directors.

(3) Profit-sharing contributions, including forfeitures and 401(k) matching contributions including forfeitures, respectively, for fiscal 1995 were as follows: Mr. Allington - $5,051 and $-0-; Mr. Grant - $4,608 and $2,078; Mr. Wittig - $3,905 and $1,816; Mr. Dick - $3,697 and $1,737; and Mr.
     Gurkin - $3,673 and $1,719.

The following table sets forth information with respect to exercised and unexercised options and SARs, if any, during fiscal 1995, and exercised and unexercised options and SARs, if any, held by the chief executive officer and the four other most highly compensated executive officers of the Company during fiscal 1995 and at July 28, 1995.



                      Shares                                           Value of Unexercised
                     Acquired                Number of Unexercised         In-the-Money Options/
                        on        Value    Options/SARs at Fy-end (#)  SARs at Fy-end ($)
                     Exercise    Realized      Exercisable ("Ex")           Exercisable ("Ex")
       Name            (#)        ($)         Unexercisable ("Un")    Unexercisable ("Un")
------------------  --------   --------  ---------------------------  ----------------------
Robert W. Allington    --         --              --                           --

Douglas M. Grant       --         --           2,300 shares ("Ex")             --
                                               9,200 shares ("Un")             --
                                               4,000 shares ("Ex")          $ 4,000
                                              36,000 shares ("Un")           36,000

Philip M. Wittig       --        --              767 shares ("Ex")             --
                                               1,533 shares ("Un")             --

Elie M. Dick           --        --              828 shares ("Ex")             --
                                               3,312 shares ("Un")             --

Martin Gurkin          --        --            1,840 shares ("Ex")             --
                                               2,760 shares ("Un")             --



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee. The Compensation Committee is comprised of Directors Dale L. Young, Chairman; Robert B. Harris, Secretary; Harris Wagenseil; and Robert W. Allington (a non-voting member). Members Young, Harris, and Wagenseil are non-employee directors. The Committee reviews and recommends to the Board the direct and indirect compensation and employee benefits of the Chairman of the Board, the President, and other elected officers of the Corporation. The Committee also acts as the stock option committee.

Compensation Principles. The philosophy of the Company with regard to executive compensation is to design executive compensation programs in a manner intended to enhance corporate performance and shareholder value by achieving the following objectives:

     * Provide reasonable and appropriate levels of compensation that will attract, motivate, and retain highly qualified executives;

     * Integrate compensation with the Company's business and strategic plans;

     *    Reward both business and individual performance; and

     * Encourage stock ownership by executives, thereby aligning executive compensation with shareholder value.

Executive Officer Compensation Program. The Company's compensation program for executive officers consists of annual payments of salary, bonuses, and periodic grants of options to purchase the Company's common stock. In addition, executives are entitled to customary benefits, including medical and retirement benefits as well as participation in the Company's 401(k) matching contributions plan, that are generally available to employees of the Company. Salary and bonus payments are designed to reward current and past performance, while the stock options are intended to provide incentives for long-term future performance and are directly linked to the interests of the shareholders because the value of options will increase or decrease based directly upon the future price of the Company's common stock.

Base Salary. The base salary levels of Company executives are evaluated periodically by the Committee in view of specific job responsibilities and prevailing salary levels of companies of comparable size and complexity. The Committee utilizes the Ernst & Young National Survey of Executive Compensation and the Wyatt Data Service ECS survey as aids in determining whether executive salaries are appropriate and competitive. The Committee's salary decisions regarding the other officers were made in the context of past practices and the current competitive environment. Annual increases ranged from $4,000 to $34,480.

Annual Bonus Compensation. The Committee believes that executive compensation should be based on comparable salaries as determined by professional surveys, but also believes that cash incentives in the form of bonuses for the achievement of Company goals and corporate and individual performance are warranted. A bonus program for fiscal 1995 based on the achievement of established sales and profit goals was committed to Douglas M. Grant, the Vice President and General Manager for the Environmental Division. Under the program Mr. Grant received a bonus of $21,745 which was paid in fiscal 1996. The other executive officers received a bonus based principally on their individual job performances during fiscal year 1995.

Stock Option Compensation. The Committee, acting as the stock option committee, granted an option in July 1995 for 4,400 shares to one of the executive officers of the Company. No other options were granted in fiscal 1995. This option was granted under the 1985 Stock Option Plan which expired on July 25, 1995. The Compensation Committee expects to develop another stock option or stock value related plan for the Company's staff based on its goals to keep compensation levels closely aligned with both individual performance and the long-range interest of the shareholders. More than 10% of the Company's present staff hold options under the 1985 plan.

CHIEF EXECUTIVE OFFICER COMPENSATION. Robert W. Allington's salary was not increased.


CHIEF OPERATING OFFICER COMPENSATION. Douglas M. Grant was elected President and Chief Operating Officer of the company effective October 6, 1995. In recognition of his new and added responsibilities his base salary was increased $34,480, to $160,000 effective October 28, 1995.

Overall Review. The Committee believes that the Chief Executive Officer and other executive officers of the Company have managed and operated the Company through a very difficult year for the instrument industry. The Committee further believes that the compensation for the executive officers is fair and reasonable for both the officers and the shareholders of the Company.

Submitted by the Compensation Committee of the Company's Board of Directors,

     Dale L. Young, Chairman;      Robert B. Harris, Secretary;
     Harris Wagenseil              Robert W. Allington(non-voting member)

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and except to the extent the Company specifically incorporates this information by reference, it shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Committee is a current or former executive officer or employee of the Company except Robert W. Allington. Mr. Allington makes recommendations but does not vote on matters involving compensation of officers. No other relationships existed in fiscal 1995 between the Company and any member of the Committee.

PERFORMANCE GRAPH.

The following performance graph compares the performance of the Company's common stock to the Standard and Poor's 500 Stock Index and the NASDAQ peer group. The industry peer group, selected by the Company, is comprised of the 74 companies whose stock is traded on NASDAQ and are included in the Standard Industrial Code Classification No. 382 entitled "Measuring and Controlling Devices". The graph assumes that $100 was invested on July 31, 1990 in the Company's stock and the indices. It is also assumed that dividends were reinvested when paid. Fiscal year ending July 31.


                                     [GRAPH]


RETIREMENT PLAN

The Company's defined contribution retirement plan includes a 401(k) provision that covers all employees meeting age and service requirements. Significant provisions of the plan include the following: (i) an employee may reduce his or her salary by up to 12 percent, and the Company will match the reduction, up to 10 percent, with a 20 percent matching contribution; (ii) the Company's contribution to the plan is equal to approximately 7 percent of its net earnings before income taxes; (iii) the Company's aggregate contribution to the plan is limited to 15 percent of the aggregate compensation of the plan participants; (iv) participants vest 20 percent of employer profit sharing and employer 401(k) matching contributions after three years and 20 percent per year thereafter until 100 percent vested. Management and administrative costs of the plan are borne by the Company. For fiscal year 1995, amounts contributed to the plan for the chief executive officer and the four other most highly compensated executive officers of the Company are set forth as part of the Summary Compensation Table above.

COMPENSATION OF DIRECTORS FOR FISCAL 1995

All directors were paid an annual fee of $2,400 per year plus $350 per meeting attended. Dale L. Young, the secretary of the Company, receives an additional $2,500 per year for his services as secretary. Outside Directors who serve on Board Committees are, additionally, paid $350 per meeting attended. Director compensation paid to the three executive officers who are directors is included in the Summary Compensation Table above.

2. PROPOSAL TO APPROVE THE ISCO, INC. DIRECTORS' DEFERRED STOCK COMPENSATION
PLAN.

Effective January 1, 1996, the Board of Directors of the Company adopted the "Isco, Inc. Directors' Deferred Stock Compensation Plan" (the "Plan") in the form attached as Exhibit 1 to this Proxy Statement. The Plan allows directors of the Company to elect to defer receipt of the cash fees paid for regular or special meetings of the Board of Directors, for committee meetings, for the annual retainer and for services serving as corporate secretary. Directors electing such deferral will be credited with Deferred Stock Units which will be translated into and delivered in shares of common stock of the Company at the time the director is no longer serving as a member of the Board of Directors.

A total of 50,000 shares of common stock is set aside for payments of Deferred Stock Units under the Plan. The Company may use authorized, but unissued, shares or Treasury shares to honor such payments. The amount of Deferred Stock Units to be issued to directors participating in the Plan is established by the Plan. Participating directors will receive 35 Deferred Stock Units for each regular or special directors meeting or committee meeting attended, 240 Units for annual Board retainer, and 250 Units annually for the person serving as the corporate secretary. Each Deferred Stock Unit represents one share of common stock. Cash dividends regularly paid with respect to common stock shall be credited to Deferred Stock Units on the basis of $10.00 per share and will ultimately be paid out in shares of common stock. Participants will have no rights to vote, sell, or otherwise dispose of the Deferred Stock Units. Because there are no discretionary matters to be handled with respect to the Plan, the Plan will be administered, not by a committee of the Board of Directors, but by the Controller of the Company. The duties of the Controller will largely be ministerial to receive and keep track of written elections of the participating Directors and the bookkeeping and distributions with respect to the Plan.

To be approved, the Plan must receive the affirmative vote from the holders of a majority of the outstanding common stock of the Company. Any deferral elections made prior to the vote of the shareholders will be void if the requisite shareholder vote is not received to approve the Plan.

The Board of Directors believes that the Plan will help to attract and retain the services of competent and dedicated directors by permitting them to defer the receipt of their compensation until cessation of service on the Board.
Under this plan the directors have a greater stake in the long-term growth and profitability of the Company, which should positively influence the market value of the Isco stock.

The Board recommends a vote FOR Item No. 2.

ADDITIONAL INFORMATION.

Compliance with Section 16(a) of the Securities Exchange Act of 1934. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10 percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Independent Public Accountants. Deloitte & Touche LLP, certified public accountants, are the independent public accountants for the Company.

Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from shareholders. Deloitte & Touche LLP has been selected as independent public accountants for the Company for fiscal year 1996.

Other Matters. The Board of Directors does not know of any other matters to be presented at the annual meeting. In the event that other business is properly brought before the meeting, it is the intention of the proxy holders named in the proxy to vote the proxies in accordance with the recommendation of the Board of Directors.







                              Robert W. Allington
                              Chairman and
                              Chief Executive Officer

                                                                       EXHIBIT 1

                                   ISCO, INC.
                   DIRECTORS' DEFERRED STOCK COMPENSATION PLAN

      1. PURPOSE. The purpose of the Directors' Deferred Stock Compensation Plan (the "Plan") of Isco, Inc. (the "Company") is to attract and retain the services of competent, dedicated directors by permitting them to defer receipt of certain cash fees, to receive such fees in the form of Stock of the Company after termination of their service as directors, and to acquire thereby a greater stake in the long-term growth and earnings of the Company.

      2. DEFINITIONS. Whenever used in this Plan, the following capitalized terms shall mean the following:

          "Act" shall mean the Securities Act of 1933, as amended.

          "Beneficiary" shall mean the person(s) to receive the Stock following a Participant's death, as most recently designated by the Participant in a written instrument delivered to the Controller of the Company or, absent such designation, the Participant's estate. If more than one person is named as Beneficiary, distributions shall be made pro rata to such persons, except when otherwise indicated by the Participant.

          "Deferred Stock Unit" shall mean an unsecured, unfunded right to receive from the Company one share of Stock, subject to the conditions contained in the Plan.

          "Director's Fees" shall mean for any period the sum of the amounts payable to an Eligible Director as a retainer for serving as a director in that period, as fees for attendance at regular or special meetings of the Board of Directors or any committee of the Board for that period, and for services performed as corporate secretary. For this purpose, the amount payable for the annual retainer and for corporate secretary's services shall be deemed earned in equal monthly increments.

          "Distribution Date" shall mean the first business day on or after the date upon which the Participant ceases to be a director of the Company.

          "Eligible Director" shall mean any member of the Board of Directors of the Company, whether or not a full-time, salaried employee of the Company or any of its affiliates or subsidiaries.

          "Participant" shall mean any Eligible Director who has elected, in accordance with paragraph 4 below, to participate in this Plan.

          "Plan Year" shall mean the fiscal year of the Company, except that the initial Plan Year shall commence January 1, 1996, and end July 26, 1996.

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          "Stock" shall mean the Common Stock, par value $0.10 per share, of the
Company.

      3. ADMINISTRATION. The Plan shall be administered by the Controller of the Company. The interpretation and construction by the Controller shall be final. The Controller shall not be liable for any action or determination made in good faith with respect to the Plan.

      4. PARTICIPATION. To participate in the Plan for any Plan Year, an Eligible Director must elect to do so by completing the election form attached as EXHIBIT "A" and delivering it to the Controller prior to the beginning of that Plan Year. An Eligible Director who assumes office during a Plan Year may elect to participate in the Plan for the remaining fiscal quarter(s) of that Plan Year by filing a completed election form with the Controller prior to the first day of the next full fiscal quarter. Once made, an election to participate in the Plan shall continue to be effective for each successive Plan Year until terminated as provided herein. The Participant shall have no right to receive any Director's Fees for any Plan Year for which his election to participate in the Plan is in effect, regardless of any subsequent termination of his participation in the Plan, except as distributions provided for under the Plan. A Participant may elect to terminate his participation by written notice to the Controller, effective for the first Plan Year beginning following receipt of the notice by the Controller. A Participant who terminates his participation effective for any Plan Year may participate in the Plan for later Plan Year(s) by making the above-described election.

      5. DEFERRED STOCK UNITS. Deferred Stock Units shall be credited to the account of each Participant automatically as of the last day of each fiscal quarter of the Plan Year, except that (i) for the initial Plan Year, the date shall be the last day of the second fiscal quarter, and (ii) if the Participant ceases to be a director of the Company, the date of cessation shall be the Distribution Date. The number of Deferred Stock Units credited shall be determined, as to each Participant as follows: 35 Deferred Stock Units for each Board and committee meeting actually attended (in person or through electronic communication); 240 Deferred Stock Units for the annual Board retainer; and 250 Deferred Stock Units annually for serving as the corporate secretary of the Board. No additional contributions to any Participant's account may be made, but the account may be adjusted as provided in paragraphs 7 and 8 below. The Controller shall prepare and send to each Participant a statement of his account as of the end of each Plan Year, as soon as practicable after that date.

      6. PAYMENT OF DEFERRED STOCK UNITS. No Participant shall have any right to receive a distribution until the Distribution Date. The distribution shall be made solely in shares of Stock and shall consist of one share of Stock for each Deferred Stock Unit (rounded up to the next whole number for any fractional Deferred Stock Unit) in the Participant's account. Distribution of the shares of Stock shall be to the Participant, if living then; otherwise, the shares shall be distributed to the Beneficiary.

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      7.  CASH DIVIDENDS.  In the event of any cash dividends paid by the
Company on the Stock, each Participant's account shall be adjusted as of the payment date for the dividend by adding to his account the number of Deferred Stock Units (whole or fractional) equal to the quotient of (i) of the dividend that would have been payable on the Stock that would have been distributed, if the account had been distributed immediately prior to the record date of the dividend, divided by (ii) $10.00 per share.

      8. CHANGES IN STOCK. In the event of a stock dividend, split-up or combination of shares, recapitalization, or merger in which the Company is the surviving corporation or other similar capital change (other than a transaction in which the stockholders of the Company exchange their shares of stock in the Company), an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Deferred Stock Units may be credited under the Plan. A corresponding adjustment shall likewise be made changing the number or kind of shares distributable upon Deferred Stock Units credited to accounts, but upon which no shares of Stock have been distributed prior to such change. In the event of a consolidation, merger, or other reorganization in which the Company is not the surviving corporation, or any other such transaction in which the stockholders of the Company exchange their shares of stock in the Company, or in the event of complete liquidation of the Company, or in the case of a tender offer recommended by the Board of Directors, each participant shall be entitled to receive the consideration he would have been entitled to had his account been distributed immediately prior to the effective date of any such event.

      9. EFFECTIVE DATE. The Plan shall be effective beginning January 1, 1996, subject to approval before December 31, 1995, by the holders of a majority of the Company's outstanding common stock. The Plan shall be submitted for approval at the 1995 annual meeting of stockholders. Until the Plan is approved by the Company's stockholders as required above, all Deferred Stock Units shall be credited subject to such approval and no distribution of Stock shall be made on any Participant's account. If not approved as required above, the Plan shall be void and all Directors' Fees deferred shall be promptly disbursed in cash to each Participant or his Beneficiary.

     10. SHARES SUBJECT TO PLAN. The maximum aggregate number of shares of Stock available pursuant to the Plan, subject to adjustment as provided in paragraph 8 above, shall be 50,000 shares of Stock. Shares distributed pursuant to the Plan may be authorized and unissued shares or treasury shares, or both.

     11. COMPLIANCE WITH SECURITIES LAWS. The Company shall cause to be filed and maintained an effective Registration Statement on Form S-8, or a comparable successor form, to register the shares issuable pursuant to this Plan under the Act for so long as the Company is eligible to do so, and it shall do all acts required under applicable state securities laws to permit the issuance of the shares in compliance with those laws; PROVIDED, that the Company shall not be required to register or maintain any registration of the shares under the Act or state securities laws if the expense of doing so becomes substantially greater than would be required for similar actions as of the date hereof and provided further

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that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not so subject. If the Stock is listed upon any stock exchange when shares of Stock are issued pursuant of this Plan, the Company shall take all action necessary to comply with the requirements of such exchange relating to the issuance of those shares. Shares of Stock may be issued with respect to any Deferred Stock Units credited under the Plan only if the issuance and delivery of those shares shall comply with all relevant provisions of state and federal law including, without limitation, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Each recipient shall consent to the imposition of a legend on the certificate representing the shares of Stock distributed, restricting their transferability as required by law or by this Plan.

     12. UNITS NOT TRANSFERABLE. Deferred Stock Units credited pursuant to this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, and no rights under this Plan may be exercised during an Eligible Director's lifetime except by him or his guardian or legal representative.

     13. NO STOCKHOLDER RIGHTS; NO TRUST. No Participant shall have any rights as a stockholder with respect to Deferred Stock Units credited to his account. Nothing in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive Stock from the Company under this Plan, that right shall be no greater than the right of any unsecured general creditor of the Company.

     14. TERMINATION AND AMENDMENT OF PLAN. The Plan shall continue until terminated by the Board of Directors. No Deferred Stock Units shall be credited under the Plan after the Plan is terminated (except for adjustments as provided in paragraph 7 and 8 above), but Stock may be distributed after that date as provided in paragraph 6 above. The Plan may, at six-month intervals only, unless necessary to comply with Internal Revenue Code requirements, be terminated, modified, or amended by the Board of Directors except that without stockholder approval the Board may not modify or amend the Plan so as to: (a) increase the maximum aggregate number of shares available under this Plan, except as permitted under paragraph 8 above; (b) increase the payments receivable in respect of Deferred Stock Units credited under the Plan except as permitted under paragraph 8 above; or (c) change the designation of the persons eligible to receive shares under the Plan. The amendment, suspension, or termination of the Plan shall not alter or impair any Participant's rights under the Plan prior to such amendment, suspension, or termination, without the consent of the Participant.

     15. NOTICES. Any notice under the Plan shall be in writing and shall be effective when received. Notices to the Participants, and the certificates for shares issued under the Plan, shall be sent to the applicable address indicated on the most recently filed election to participate in the Plan, or on the most recent written notice by the

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Participant subsequently delivered to the Controller.  Notices shall be sent to the Controller of the Company, Isco, Inc., 4700 Superior Street, Lincoln, NE 68504-1398.

     16. MISCELLANEOUS. Nothing in the Plan shall confer upon any Eligible Director any right to be retained as a director. As used in the Plan, words in the singular include the plural, and the masculine includes the feminine gender, as appropriate.

     IN WITNESS WHEREOF, this Directors' Deferred Stock Compensation Plan is executed on behalf of the Company as of January 1, 1996.

                                   ISCO, INC.



                                   By:
                                        ---------------------------
                                        Douglas M. Grant, President



ATTEST:



---------------------------
Dale L. Young, Secretary


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                                   ISCO, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS DECEMBER 14, 1995

     The undersigned hereby constitutes and appoints ROBERT W. ALLINGTON and PHILLIP M. WITTIG, or either of them, with full power to act alone, or any substitute appointed by either of them as the undersigned's agents, attorneys and proxies to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Isco, Inc., to be held at The Cornhusker Hotel, 333 South 13th Street, Lincoln, Nebraska, on the 14th day of December 1995, at 2:00 p.m., or any adjournments thereof, as indicated below.

1.   ELECTION OF DIRECTORS

/ /  FOR all three nominees (except as marked to the contrary below)

/ /  WITHHOLD AUTHORITY to vote for all three nominees listed below

  Robert W. Allington, James L. Linderholm, Dale L. Young

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
--------------------------------------------------------------------------------

2.   Isco, Inc. Directors' Deferred Stock Compensation Plan

/ /  Vote to approve the Plan

/ /  Vote to disapprove the Plan

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR APPROVAL OF THE DIRECTORS' DEFERRED STOCK COMPENSATION PLAN, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

Dated:                           ,1995
      ---------------------------            ------------------------------
                                                   Signature of Shareholder


                                              ------------------------------
                                                    Signature of Shareholder


                                              Please sign exactly as your name
                                              appears at the left.  When
                                              signing as attorney, executor,
                                              administrator, trustee, guardian
                                              or conservator, give full title.
                                              All joint tenants must sign.


                                                PLEASE MARK, SIGN, DATE  AND
                                                RETURN THE PROXY CARD PROMPTLY
                                                USING THE ENCLOSED ENVELOPE.